     As filed with the Securities and Exchange Commission on May 8, 1997.


                                                    Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           RELIABILITY INCORPORATED
            (Exact name of registrant as specified in its charter)

               Texas                                        75-0868913
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)

    16400 Park Row, Houston, Texas                            77084
(Address of Principal Executive Offices)                    (Zip Code)



                           RELIABILITY INCORPORATED
                            1997 STOCK OPTION PLAN
                           (Full title of the plan)

                                Max T. Langley
                                16400 Park Row
                             Houston, Texas  77084
                    (Name and address of agent for service)

                                (281) 492-0550
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                            BUTLER & BINION, L.L.P.
                       1600 First Interstate Bank Plaza
                             Houston, Texas  77002
                            Attn:  Gail J. McDonald
                                (713) 237-3111

                        Calculation of Registration Fee

 Title of           Amount        Proposed      Proposed      Amount of
securities          to be         maximum        maximum     registration
  to be           registered      offering      aggregate        fee
registered                    price per share*  offering
                                                  price

Common             500,000        $10.125     $5,062,500.00  $1,534.09
Stock              shares

* Computed pursuant to Rule 457(h) and (c) based on the average of the high and low report sales prices on May 5, 1997.

                                    PART I

                 INFORMATION REQUIRED IN THE 10(a) PROSPECTUS


Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents, and all documents subsequently filed by Reliability Incorporated (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-7092);

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 and Current Report on Form 8-K dated March 11, 1997 (File No. 0-7092); and

     (c) Description of Capital Stock in the Company's Pre-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 33-63651, filed October 27, 1995), describing the Company's Common Stock.

Item 4.   Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article 2.02-1 of the Texas Business Corporation Act provides:

          (1) A corporation may indemnify any officer or director from and against any judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him in an action, suit, investigation or other proceeding to which he is, was, or is threatened to be a party; provided that it is determined by the Board of Directors, a committee thereof, special legal counsel, or a majority of the stockholders that such officer or director: (a) conducted himself in good faith; (b) (i) in the case of his conduct as a director of the corporation, reasonably believed that his conduct was in the best interest of the corporation or (ii) in all other cases, that his conduct was at least not opposed to the corporation's interest; and (c) in a criminal case, had no reasonable cause to believe his conduct was unlawful. Such indemnity is limited to the reasonable expenses actually incurred in matters as to which the officer or director is found liable to the corporation or is found liable on the basis that a personal benefit was improperly received by him. No indemnification is permitted with respect to any proceeding in which the officer or director is found liable for willful or intentional misconduct in the performance of his duty to the corporation.

          (2) A corporation shall indemnify an officer or director against reasonable expenses incurred by him with an action, suit, investigation, or other proceeding to which he is, was, or was threatened to be a party if he has been wholly successful in its defense.

          (3) A corporation may advance an officer or director the reasonable costs of defending an action, suit, investigation or other proceeding in certain cases.

          (4) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 6.10 of the bylaws of the Company provide that the Company shall indemnify and hold harmless its officers and directors to the fullest extent allowed by law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits

     Exhibit Number
     and Description
     ---------------

     (4) Instruments defining the rights of security holders, including indentures

          4.1  Specimen Stock Certificate.

          4.2 Loan Agreement, dated as of July 1, 1995, between Reliability Incorporated and First Interstate Bank of Texas, N.A. (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated March 11, 1997, File No. 0-
               7092).

          4.3 First Amendment to Loan Agreement, dated as of March 10, 1997, between Reliability Incorporated and Wells Fargo Bank (Texas) National Association (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 11, 1997, File No. 0-7092).

     (5)  Opinion re legality

          5.1  Opinion of Butler & Binion, L.L.P.

          (10)  Material Contracts

               10.1 Reliability Incorporated 1997 Stock Option Plan (incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 0-7092)

          (23) Consents of experts and counsel

               23.1 Consent of Butler & Binion, L.L.P. (included in its opinion filed as Exhibit 5.1)
               23.2  Consent of Ernst & Young LLP

          (24) Power of attorney (included on the signature page hereof)

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 8, 1997.


                                                RELIABILITY INCORPORATED


                                                By:  /s/ Larry Edwards
                                                   Larry Edwards, President and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry Edwards, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                      Title                             Date
     ---------                      -----                             ----


/s/ Larry Edwards        Chairman of the Board of Directors,      May 8, 1997
Larry Edwards            President and Chief Executive Officer
                         (Principal Executive Officer)


/s/ Max T. Langley       Senior Vice President and Chief          May 8, 1997
Max T. Langley           Financial Officer (Principal
                         Financial and Accounting Officer)


/s/ W. L. Hampton        Director                                 May 8, 1997
W. L. Hampton


/s/ John R. Howard       Director                                 May 8, 1997
John R. Howard


/s/ Thomas L. Langford   Director                                 May 8, 1997
Thomas L. Langford

/s/ A.C. Lederer, Jr.    Director                                 May 8, 1997
A. C. Lederer, Jr.

                                 EXHIBIT LIST


EXHIBIT                                                                                          PAGE
(4)  Instruments defining the rights of security holders, including indentures

     4.1   Specimen Stock Certificate                                                              11
     4.2   Loan Agreement, dated as of July 1, 1995, between Reliability
           Incorporated and First Interstate Bank of Texas, N.A. (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form
           8-K, dated March 11, 1997, File No. 0-7092).
     4.3   First Amendment to Loan Agreement, dated as of March 10, 1997, between Reliability Incorporated and Wells Fargo Bank (Texas)
           National Association (incorporated by reference to Exhibit 4.2 to the
           Company's Current Report on Form 8-K, dated March 11, 1997,
           File No. 0-7092).

(5)  Opinion re legality

     5.1   Opinion of Butler & Binion, L.L.P.                                                      13

(10) Material Contracts

     10.1 Reliability Incorporated 1997 Stock Option Plan (incorporated by reference to Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 0-7092)

(23) Consents of experts and counsel

     23.1  Consent of Butler & Binion, L.L.P. (included in its
           opinion filed as Exhibit 5.1)
     23.2  Consent of Ernst & Young LLP                                                            15

(24) Power of attorney (included on the signature page hereof)

                                       10